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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 20, 2004
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-9200
(Registrant's telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibit

99.1
Press Release of McDATA Corporation dated May 20, 2004

Item 9. Regulation FD Disclosure

        On May 20, 2004, McDATA Corporation ("McDATA") issued a press release, attached hereto as Exhibit 99.1, announcing First Quarter 2004 results. Other information to be disclosed on the earnings call will be:

  •
  Our total port count for all hardware products was up 4% year over year, and decreased approximately 14% sequentially

  •
  Hitachi Data Systems was a 10% or greater customer in the first quarter, the 6th time out of the past 7 quarters

  •
  Our non-GAAP tax rate was 34% in the first quarter

  •
  On April 30, 2004 McDATA had cash and marketable securities of $318 mil., including $5 mil. of restricted cash

  •
  DSOs (days sales outstanding) were 54 days in the first quarter

  •
  McDATA's non-GAAP annualized inventory turns were approximately 12

  •
  Capital expenditures were $4.5 mil in the quarter

  •
  Depreciation and amortization expense was $14.7 mil.

  •
  Deferred revenue was $42 mil at the end of the first quarter.

  •
  We expect second quarter gross margins to be in the mid 50s% range

  •
  We expect operating expenses in the second quarter to be up $1 to $3 mil.

  •
  We expect a non-GAAP tax rate of 34% in the second quarter

  •
  We expect to have 118 mil. fully diluted shares outstanding in the second quarter

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDATA CORPORATION
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Corporate Secretary

        Dated: May 20, 2004

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURE